                                                                    Exhibit 99.4

                             JOINT FILER INFORMATION

Name:                      John H. N. Fisher

Address:                   2882 Sand Hill Road, Suite 150
                                    Menlo Park, CA 94025

Relationship to Issuer:    10% owner of issuer because Mr. Fisher is a managing
                           director of the general partner of Draper Fisher
                           Associates Fund IV, LP.

Designated Filer:          Draper Fisher Associates Fund IV, L.P.

Issuer and Ticker Symbol:  Digital Impact, Inc.  (NASDAQ:DIGI)

Date of Event Requiring
Statement:                 January 26, 2005

January 27, 2005
--------------------------
Date

                              By: /s/ John H. N. Fisher
                                  ----------------------------------------------
                                  John H. N. Fisher

The reporting person disclaims beneficial ownership of the reported securities except to the extent of its pecuniary interest therein.